Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

SCHMID Group N.V.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offer Price	Fee Rate	Amount of Registration Fee (2)
Fees to be Paid	Equity	Ordinary shares, nominal or par value €0.01 per share (“Ordinary Shares”)	457(c)	36,010,890	(6)	$ 4.22	(4)	$151,965,955.80	0.00014760	$22,430.18
Fees to be Paid	Equity	Private Warrants to purchase Ordinary Shares	457(i)	9,750,000	(7)	-	(3)	-	-	-
Fees to be Paid	Equity	Ordinary Shares underlying the Public Warrants and Private Warrants	457(c)	21,000,000	(8)	$ 15.72	(5)	$330,120,000.00	0.00014760	$48.725,71

	Total Offering Amounts							$482,085,955.80		$71,155.89
	Total Fees Previously Paid									-
	Total Fee Offsets									$71,155.89
	Net Fee Due									$0

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers an indeterminate number of shares of Ordinary Shares, $0.01 par value per share SCHMID Group N.V. (the “Registrant”) which may become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant's Ordinary Shares.

(2)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by Fee Rate.
(3)	The registration fee with respect to the Private Warrants, including the exercise price of, has been allocated to the underlying Ordinary Share included in the registration fee.
(4)

Estimated solely to calculate the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high and low sales prices of the Ordinary Shares as reported on the Nasdaq Global Market on June, 6, 2024.

(5)

Pursuant to Rules 457(c) and 457(i) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum offering price per unit is the sum of the average of the high and low prices of the Ordinary Shares as reported on Nasdaq Capital Market on June 6, 2024 ($4.22) and the warrant exercise price per share of common stock ($11.50).

(6)

Represents the Ordinary Shares of the Registrant whereof up to 35,888,325 were issued to certain selling securityholders in connection with the Business Combination (including 5,000,000 nonvested earn-out shares), and up to 122,565 Ordinary Shares were issued to certain selling securityholders under non-redemption and investment agreements that were entered into before the Business Combination.

(7)	Represents 9,750,000 private placement warrants (the “Private Warrants”) of Registrant, each warrant entitling the holder to purchase one Ordinary Share, to be issued to holders of Warrants.
(8)	Represents the number of Ordinary Shares issuable upon exercise of the Warrants, including 11,250,000 Public Warrants and the 9,750,000 Private Warrants described above in (7).

Table 2: Fee Offset Claims and Sources

	Note #	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	(1)	Pegasus TopCo B.V.	Form F-4	333-274701	September 26, 2023		$82,642.61	Equity	Ordinary Shares	68,801,188	$392,518,701.00
Fee Offset Claims	(1)	Pegasus TopCo B.V.	Form F-4	333-274701	September 26, 2023		$26,891.00	Equity	Ordinary Shares underlying the Public Warrants and Private Warrants	21,000,000	$244,020,000.00
Fee Offset Sources	(1)	Pegasus TopCo B.V.	Form F-4	333-274701		September 26, 2023						$109,533.62

(1)

The Registrant previously registered 68,801,188 Ordinary Shares and 21,000,000 Ordinary Shares underlying Public Warrants and Private Warrants, under a registration statement on Form F-4 (File No. 333-274701) ("Prior Registration Statement"). None of these warrants have been exercised, and consequently, none of those Ordinary Shares, have been issued or sold under the Prior Registration Statement. The Registrant completed the Business Combination associated with the Prior Registration Statement on April 30, 2024, and is registering all Ordinary Shares issued pursuant to the Business Combination, but not previously registered. The registration of unregistered shares issued in connection with the Business Combination is a contractual condition of the Registration Rights Agreement and Subscription Agreement entered into by the Registrant as part of the Business Combination.